Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hexcel Corporation of our report dated May 28, 2003, relating to the financial statements of NITTOBO ASCO Glass Fiber Co., Ltd., which appears in the  Hexcel Corporation Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Taipei, Republic of China
July 8, 2003